Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Midatech Pharma PLC

Abingdon, Oxfordshire

United Kingdom

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Midatech Pharma PLC (the “Company”) of our report dated August 11, 2015, relating to the consolidated financial statements of the Company, appearing in the Prospectus dated October 22, 2015, filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333-206305 on Form F-4.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO LLP

BDO LLP

Reading

United Kingdom

February 3, 2016